                                                                    EXHIBIT 10.3

                               LICENSE AGREEMENT
                               -----------------

      This Agreement made effective the 17th day of December, 1986, by and between STAAR SURGICAL CO., INC., a California corporation (hereinafter referred to as "LICENSOR") and OPTICAL RADIATION CORPORATION, a corporation and its affiliates (hereinafter referred to as "LICENSEE"):


      WITNESSETH:

      WHEREAS, LICENSOR represents that it is the sole owner of the entire right, title and interest in and to the invention claimed in United States Patent No. 4,573,998, issued March 4, 1986, and entitled METHODS FOR IMPLANTATION OF DEFORMABLE INTRAOCULAR LENSES ("LICENSED PATENT" as hereinafter defined) and certain know-how and trade secret information ("LICENSED TECHNOLOGY" as hereinafter defined).

      WHEREAS, LICENSOR represents that it has the sole right to grant licenses under the Licensed Technology and Licensed Patent.

      WHEREAS, LICENSEE is desirous of acquiring a non-exclusive right and license under said Licensed Technology and Licensed Patent upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and mutual covenants recited below, the parties agree as follows:

                                1.  DEFINITIONS
                                    -----------

      For the purpose of this License Agreement, and solely for the purpose, the terms set forth hereinafter shall be defined as follows:

      (a) "Licensed Patent" shall mean United States Patent No. 4,573,998 and any corresponding foreign patent applications or patents issued March 4, 1986, and entitled METHODS FOR IMPLANTATION OF DEFORMABLE INTRAOCULAR LENSES and any reissue thereof.

      (b) "Licensed Technology" shall mean LICENSOR's know-how and trade secret information the transfer of which is particularly described in Appendix A hereto.

      (c) "Valid Patent Claim" shall mean a bona fide, unexpired claim in the Licensed Patent which has not been held invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue or disclaimer. If there should be two or more such decisions conflicting with respect to the validity of the same claim the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal dignity, the decision or decisions holding the claim invalid shall prevail.

      (d) "Licensed Product" shall mean any product, including intraocular lenses, especially made, used, or sold by LICENSEE to its customers, for use in a manner covered by a Valid

Patent Claim of the Licensed Patent or resulting from LICENSEE's use of the Licensed Technology.

      (e) "Affiliate" as used in this Agreement in connection with LICENSEE shall mean any corporation, other juridical entity, partnership or other business enterprise which qualifies under any one of the following:

            (1) Fifty-one percent (51%) or more of the voting rights with respect to the election of directors or other governing body or members is owned or controlled, directly or indirectly, by LICENSEE.

            (2) Fifty-one percent (5l%) or more of the voting rights with respect to the election of directors or other governing body or members is owned or controlled, directly or indirectly, by any corporation, other juridical entity, partnership or other business qualifying under item (1) above.

            (3) An exclusive distributor retained under contract.

      (f) "Net Sales" or "Net Selling Price" shall mean the actual selling price of Licensed Products sold by LICENSEE to others as per the invoices covering LICENSEE's sales, less bona fide trade and cash discounts, allowance for returns, give aways, royalties other than those due hereunder, and sales and other taxes and governmental charges applicable to sales and packages; provided that the
                                                       --------
Licensed Products sold between LICENSEE and its Affiliates, or between LICENSEE's Affiliates, shall not be regarded as sold for computation of Net Sales receipts until sold by LICENSEE or its Affiliates to a third party other than an Affiliate.

      (g) "Person" shall mean an individual, corporation, partnership or other entity.

      (h) "Quarterly Period" shall mean that period of ORC's fiscal year ending on January 31, April 30, July 31 and October 31 respectively.

      (i) "Royalty Year" shall mean the twelve (12) month period commencing on the effective date hereof and each subsequent twelve (12) month period thereafter.

      (j) "Royalty Bearing Country" shall mean the U. S. or any country in which sales are made of Licensed Products which utilize Licensed Technology.

      (k) "ORC" or "LICENSEE" shall mean OPTICAL RADIATION CORPORATION and/or its Affiliates.

      (1) "Joint Venture" shall mean STAAR's association with any entity whereby STAAR has a right to receive profits derived from the business activities of such entity or from the business activities of the joint venture. This definition does not apply to STAAR's License Agreement with CooperVision.

                                  2.  LICENSE
                                      -------


      (a) LICENSOR hereby grants to LICENSEE and its Affiliates, upon the terms and conditions herein specified, a worldwide non-exclusive license under the Licensed Technology and the Licensed Patent. There is no right to sublicense included in this grant.

      (b) This license shall be irrevocable so long as LICENSEE continues to fulfill its commitments hereunder.



                                 3.  ROYALTIES
                                     ---------

      (a) Upon execution of this Agreement, LICENSEE shall grant to LICENSOR a license as specified in Exhibit 2.1.

      (b) As further consideration for the Rights granted hereunder, during the term of this Agreement, LICENSEE shall pay to LICENSOR a percentage ("Royalty Rate") of Net Sales of Licensed Product in Royalty Bearing Countries as follows:


     Royalty Rate      Type of Licensed Product
     ------------      ------------------------
          6%           Covered by a valid patent
                       claim of Licensed Patent
                       ("Type A"); or

          4%           Resulting from Licensee's
                       use of Licensed Technology
                       Rights ("Type B"); or

          10%          Those including both Type A
                       and Type B.

      (c) Notwithstanding the provisions of paragraph 3(b) above, in the case of Licensed Products which are intraocular lenses, the royalty to be paid by the LICENSEE for sales in the United States shall be an average minimum royalty of twenty-five dollars ($25.00) for each licensed lens until such time as accrued royalties under subparagraph 3(b) exceed three (3) million dollars.

      (d) In the event that a Licensed Product is sold as a part of a composite unit upon which LICENSEE is not otherwise obligated to pay royalties to LICENSOR and if, as such part, the Licensed Product does not have a separate invoiced selling price, then for the purposes of computing royalties, the following guidelines shall apply:

           (1) Net Selling Price of such Licensed Product shall be equal to the product of (i) a fraction, the numerator of which is the established current net selling price of such composite unit and the denominator of which is the sum of the established current net selling prices of each of the components of the composite unit sold as a separate unit, times (ii) the established current net selling price of the Licensed Product;

           (2) If the computation set forth in (a) cannot be made for any reason, then the Net Selling Price of the Licensed Product shall be the established current net Selling Price for such Licensed Product when sold and invoiced as a separate unit.

                          4.  ACCOUNTING AND RECORDS
                              -----------------------

      4.1 Within forty-five (45) days after each Quarterly Period in respect of which payments are due under Section 3, LICENSEE shall prepare and send to LICENSOR a report setting forth Net Sales within the Territory by LICENSEE and its Affiliates during such Quarterly Period, which report shall contain a computation of the payments due hereunder. LICENSEE shall be entitled to make all payments by corporate check.

      4.2 LICENSEE shall keep accurate records in respect of all sales of the Licensed products by LICENSEE and its Affiliates and shall maintain such records for a period of not less than three years from the date of its report to LICENSOR under Section 4.1 hereof. LICENSOR shall have the right, at its sole cost and expense, not more than once each Royalty Year, to review LICENSEE's records in respect of sales of the Licensed Products at times which are reasonably convenient to LICENSEE, using for that purpose a retained independent certified public accounting firm acceptable to LICENSEE. Any reports rendered by LICENSEE to LICENSOR prior to the date of such review as to which LICENSOR raises no reasonable written objection within one hundred twenty (120) days after the commencement of such review shall be deemed conclusive and binding, provided the LICENSEE has not unreasonably impeded such review. If LICENSOR shall dispute the accuracy of any report, the dispute shall be resolved by a panel of three independent certified public accountants, one selected by LICENSEE at its sole cost and expense, one selected by LICENSOR at its sole cost and expense, one selected by LICENSOR at its sole cost and expense, and the third selected by the previously selected accountants, the cost and expense of the third to be borne equally by LICENSEE and LICENSOR. The determination of said panel by majority vote shall be conclusive and binding on the Parties hereto.

      4.3 At the termination of this Agreement, LICENSEE shall render a final report to LICENSOR within sixty (60) days after the end of the Quarterly Period in the Royalty Year in which such termination occurs and payments shall be made to LICENSOR for the portion of the Royalty Year ending at the date of termination.

                                   5.  TERM
                                       ----

      This Agreement shall become effective on the date of signing by both Parties and unless terminated as provided in Section 6, below, shall remain in effect as follows:


      (a) regarding Licensed Products covered by the Licensed Patent, this Agreement shall terminate upon the expiration of the Licensed Patent or at the earliest date on which there is not at least one Valid Patent Claim pertinent to the operations of LICENSEE still in existence or effect;

      (b) regarding Licensed Products covered by Licensed Technology for thirty
(30) years from the effective date hereof.


        6. TERMINATION AND EFFECT OF TERMINATION
           -------------------------------------


      6.1  This Agreement may be terminated as follows:

           (a) By one party giving written notice to the other party of its intent to terminate, while stating with specificity the grounds therefor, in the event that the other party fails to perform or otherwise breaches any material obligations hereunder. The party so notified shall have sixty (60) days after receipt of the notice to cure the breach or seek legal redress. In no event shall such notice of intention to terminate be deemed to waive any right to damages or any other remedy which the party giving the notice may have as a consequence of such failure or such breach.

      6.2 In the event that this Agreement is finally terminated (i.e., by operation of the present terms or legal decree):

           (a) LICENSEE shall have the right to dispose of all the licensed Products coming under the terms of this Agreement, to utilize all inventory then on hand to produce such Licensed Products, and to complete all orders for Licensed Products then on hand. Royalties shall be paid with respect to said Licensed Products as though this Agreement had not been terminated.

         (b) Both parties hereto shall be released from all obligations and duties imposed or assumed hereunder except as expressly provided to the contrary in this Agreement.


                        7. WARRANTY AND INDEMNIFICATION
                           ----------------------------


      (a) LICENSOR assumes no responsibility for the manufacture or product specification or end use of Licensed Products manufactured by LICENSEE or for LICENSEE by anyone other than LICENSOR and sold by LICENSEE. All representations or warranties made in connection with the sale of Licensed Products by LICENSEE and its Affiliates as manufacturer and/or seller shall in no way directly or impliedly refer to or obligate LICENSOR, LICENSEE shall indemnify, save and hold harmless LICENSOR, its successors and assigns from any and all costs, expenses, damages and awards (including reasonable attorneys' fees) of any kind relating to actual or threatened claim made against or any judgment, award or verdict of any kind against LICENSOR resulting from or arising from a representation or warranty, whether express or implied, of LICENSEE or any of its Affiliates.

      (b) LICENSOR agrees to defend the Licensed Patent against any appropriation, practice, or infringement and shall have primary responsibility for such defense.

                      8. ADJUSTMENT TO LICENSE AGREEMENT
                         -------------------------------

      If, LICENSOR grants or has granted to any third~party in competition with LICENSEE, other than an Affiliate or joint venture partner of LICENSOR or a government agency, a different license under the Licensed Patent and/or
Licensed Technology than the present license, which provides for more favorable terms or royalty rates to the third party than those provided in this License Agreement, then LICENSEE shall, at its option, be entitled to the more favorable terms or royalty rates of said third-party license. LICENSOR agrees to notify LICENSEE of such third party agreement within thirty (30) days of its execution or of the signing hereof.



                               9.  MISCELLANEOUS
                                   -------------


      9.1  Entire Agreement:  Assignment
           -----------------------------

      This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, both written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The rights and obligations of each party under this Agreement shall not be assignable or otherwise transferable without the prior written consent of the other, except that (a) LICENSEE may assign any or all of its rights or obligations under this Agreement to any of its Affiliates, which assignment shall not release LICENSEE from any of its obligations under this Agreement, and (b) LICENSEE may assign all of its rights and obligations under this Agreement to any person in connection with the transfer or sale of all or a portion of its business or the merger or consolidation of LICENSEE with or into any other company, so long as such transferee, purchaser or surviving company shall assume such obligations of LICENSEE.



      9.2   Notice
            ------

      Any Notice required or permitted to be given by this Agreement shall be given by postpaid first class certified mail addressed to:


      IN THE CASE OF LICENSOR:

         Thomas R. Waggoner
         President
         STAAR SURGICAL CO., INC.
         1911 Walker Avenue
         Monrovia, California 91016

         and

         Frank Frisenda, Jr.
         FRISENDA, MORRIS & NICHOLSON
         700 South Flower Street, Suite 2200
         Los Angeles, California 90017


      and IN THE CASE OF LICENSEE:


         Richard Wood
         President
         OPTICAL RADIATION CORPORATION
         1300 Optical Drive
         Azusa, California 91702
          and

          Martin Levy
          OPTICAL RADIATION CORPORATION
          1300 Optical Drive
          Azusa, California 91702


       Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit therefore shall be two (2) full business days, not including the day of mailing.


       9.3  Waiver,Governing Law. etc.
            -------------------------

       Any terms of this Agreement may be amended, modified or waived only with the prior written consent of the party against whom enforcement of such amendment, modification or waiver is sought. No waiver of any default, condition or provision of this Agreement, or of any breach thereof, shall be deemed to imply or constitute a waiver of any like default, condition or provision of this Agreement or subsequent breach thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California. All matters regarding this Agreement shall be interpreted in accordance with such laws, and any controversy that cannot be settled directly shall be settled by arbitration in Los Angeles, California, by and in accordance with the rules of the American Arbitration Association, and Section 1283.05 of the California Code of Civil Procedure, and judgment upon the award
  rendered may be entered in any court having jurisdiction thereof.   During the
  pendancy of such arbitration or
other legal process, this Agreement may not be terminated based upon the dispute giving rise to such arbitration or other legal process. It is understood, however, that this is a general form of Agreement; and if any of its provisions in any way violate or contravene the laws of the State of California or of the United States of America, such provisions shall be deemed not a part of this Agreement, and the remainder of this Agreement shall remain in full force and effect. The headings herein are for convenience only and shall not be deemed to limit or otherwise affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year indicated.


                                          STAAR SURGICAL COMPANY, INC.
                                          "LICENSOR"



Dated:  12/17/86                          By:  /s/ Thomas R. Waggoner
       ----------------                        ---------------------------
                                               THOMAS R. WAGGONER
                                               President


                                          OPTICAL RADIATION CORPORATION
                                          "LICENSEE"


Dated:  12/17/86                          By:  /s/ Richard Wood
       ----------------                        --------------------------
                                               RICHARD WOOD
                                               President

                                  APPENDIX A

                TRANSFER OF STAAR'S TRADE SECRETS AND KNOW-HOW
                ----------------------------------------------


      Should ORC determine that it is necessary to obtain from STAAR certain further trade secret and know-how information ("Licensed technology") to enable ORC to design, evaluate and sell Licensed Products manufactured by STAAR for ORC on an OEM basis or manufactured by ORC for its own use, then STAAR will make available to ORC such Licensed Technology as provided below.

      The transfer of said trade secrets and know-how shall be accomplished by STAAR supplying ORC with documents as well as oral information upon ORC's request, which are specifically identified by STAAR as being confidential and proprietary to STAAR, with the receipt of each document by ORC to be acknowledged in writing. STAAR and ORC representatives shall meet promptly following execution of the Agreement and conduct good faith discussions concerning the nature and extent of such transferred information required to meet the goals of the Agreement.

      In order to effect the orderly transfer and use of said trade secrets and know-how and to cooperate with, to educate and to train personnel of ORC in promoting use, evaluation and sale of licensed products hereunder, STAAR shall render reasonable services as may be requested by ORC, so as to familiarize ORC with said trade secrets and know-how and to enable ORC to use the same. Such services shall be rendered by STAAR by two fulltime STAAR designated representatives acceptable to ORC for a period of two (2) weeks presence at ORC's plant in Azusa, California. If services are to be rendered at any other location, ORC will pay to STAAR reasonable travel and lodging expenses of STAAR's designated representatives.

      In addition, STAAR shall exercise its best efforts to assure that ORC will obtain an IDE for its licensed intraocular lens product by July 31, 1987. Such action shall include, providing ORC with reference access to STAAR's FDA master file and supplying silicone lenses to ORC on an OEM basis at $125.00 per lens (including the royalty payment provided for in the attached agreement) subject to FDA cooperation and approval. Such access to STAAR's FDA master file shall not constitute disclosure of Licensed technology.

      As consideration for the reference access to STAAR's FDA master file and STAAR's assistance in obtaining an IDE for the small incision silicone lenses to be manufactured for ORC by STAAR, ORC will pay STAAR a "research fee" of One Hundred Thousand Dollars ($100,000), plus reimbursement of all out-of-pocket expenses incurred by STAAR on ORC's behalf and approved by ORC in advance. Such payment will be made by ORC at the signing hereof.

                                CONFIDENTIALITY
                                ---------------


      The confidential information comprising the Licensed technology to be furnished by STAAR to ORC under the proposed Agreement shall be protected and maintained in confidence by ORC and shall not be used for purposes outside the scope of the Agreement, nor disclosed to others, except as may be reasonably necessary in the conduct of the business of ORC or its affiliates under the Agreement or unless one of the exceptions listed below applies. ORC shall take all customary precautions to prevent said Confidential Information from being disseminated to any third Parties, including the reasonable restriction of access to said Confidential Information to those employees of ORC as need to know it, the signing of confidentiality agreements by such employees, or others to whom said Information is to be disclosed.

      The provisions of this Section shall not apply and Licensed Technology royalties shall no longer be due under this Agreement in that event that:

      (a) such Information shall become known to third parties or shall become publicly known through no fault of ORC; or

      (b) such Information was already in ORC's possession prior to the disclosure of said Information by STAAR to ORC; or

      (c) such Information shall be subsequently disclosed to ORC by a third party who is not under any obligation of confidentiality to STAAR; or

       (d) such Information is approved for disclosure by prior written consent of STAAR; or

       (e) such Information is required to be disclosed by court rule or governmental law or regulation, provided that ORC give STAAR prompt notice of any such requirement and cooperates with STAAR in attempting to limit such disclosure; or

       (f) such Information is developed by ORC independently of the transfer of such Information from STAAR to ORC.